UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/20/2008

KLA-TENCOR CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-09992

Delaware	04-2564110
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Technology Drive, Milpitas, California   95035
(Address of principal executive offices, including zip code)

(408) 875-3000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On May 20, 2008, KLA-Tencor Corporation ("KLA-Tencor") issued a news release announcing the results of its tender offer to acquire ICOS Vision Systems Corporation NV (Euronext: IVIS).

The acceptance period for the tender offer ended on Monday, May 19, 2008 at 4 p.m. (Central European Time). At the close of the initial acceptance period for the takeover bid, 10,250,802 shares of ICOS had been tendered, constituting 96.03% of the outstanding shares of ICOS. The shares tendered into the bid during this initial acceptance period are expected to be settled on May 30, 2008.

Because KLA-Tencor (through its wholly owned subsidiary) will hold more than 95% of the shares of ICOS, it will reopen the takeover bid at the same terms in order to proceed with a squeeze-out according to article 513, section 1 of the Company Code and article 42 of the Royal Decree of 27 April 2007 on takeover bids in order to acquire all the ICOS shares and 2002 warrants (but not the 2007 options) which as of that time have not been tendered to the bid.

The bid price is EUR 36.50 for each share and EUR 32.76 for each 2002 warrant. The acceptance period for the squeeze-out bid is expected to begin on May 28, 2008 and to continue until June 17, 2008 at 4 p.m. (Central European Time).

A copy of the news release issued by KLA-Tencor on May 20, 2008 announcing the results of the tender offer is filed herewith as Exhibit 99.1 and is incorporated herein by reference. References to any website in the release, including KLA-Tencor's website, do not incorporate by reference the information on any such website into this Current Report on Form 8-K, and KLA-Tencor disclaims any such incorporation by reference. In addition, references in the release to the prospectus relating to the tender offer do not incorporate by reference the information contained in such prospectus into this Current Report on Form 8-K, and KLA-Tencor disclaims any such incorporation by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith:

Exhibit No.                        Description

        99.1        Text of news release issued by KLA-Tencor Corporation dated May 20, 2008

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA-TENCOR CORPORATION

Date: May 20, 2008	By:	/s/ Brian M. Martin
Brian M. Martin
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Text of news release issued by KLA-Tencor Corporation dated May 20, 2008